Exhibit 99

NEWS

ANADARKO ANNOUNCES SECOND-QUARTER RESULTS

HOUSTON, July 25, 2011 – Anadarko Petroleum Corporation (NYSE: APC) today announced second-quarter 2011 net income attributable to common stockholders of $544 million, or $1.08 per share (diluted). These results include certain items typically excluded by the investment community in published estimates. In total, these items decreased net income by approximately $28 million, or $0.06 per share (diluted) on an after-tax basis.(1) Cash flow from operating activities in the second quarter of 2011 was $1.837 billion, and discretionary cash flow totaled $1.838 billion.(2)

SECOND-QUARTER 2011 HIGHLIGHTS

•	Achieved record liquids sales volumes of 297,000 barrels per day
•	Finalized Lucius unitization agreement
•	Successfully tested three wells at the Caesar/Tonga mega project
•	Closed the acquisition of the Wattenberg Processing Plant

“We achieved record liquids sales volumes during the quarter, enhancing margins and generating excellent cash flows,” said Anadarko Chairman and CEO Jim Hackett. “Nearly all of the year-over-year volume growth was attributable to a 34,000 barrel-per-day increase in liquids volumes. These results contributed to strong discretionary cash flows of more than $1.8 billion – approximately $117 million above our capital expenditures, which included a one-time cash investment of $518 million associated with the acquisition of the Wattenberg plant.”

During the second quarter of 2011, sales volumes totaled 62 million barrels of oil equivalent (BOE), or 685,000 BOE per day, averaging approximately 2.3 billion cubic feet of natural gas per day, 225,000 barrels of oil per day (BOPD), and 72,000 barrels of natural gas liquids per day.

OPERATIONS SUMMARY

The company achieved sales-volumes records during the second quarter of 2011 in Wattenberg, Greater Natural Buttes, Wamsutter (operated), Bone Spring and the Marcellus Shale. In the Eagleford Shale, Anadarko closed its $1.6 billion joint-venture agreement with a subsidiary of Korea National Oil Corporation and exited the quarter with record gross sales volumes of approximately 45,000 BOE per day in the play, an increase of approximately 25 percent from the end of the prior quarter. In Ghana, current gross production from Jubilee is approximately 80,000 BOPD, and production continues to ramp up with further well completions and gas injection.

In the deepwater Gulf of Mexico, Anadarko continued to advance two major projects during the second quarter. The company finalized the Lucius unitization agreement and recently announced plans to develop the field with a truss spar designed for a capacity of 80,000 BOPD and 450 million cubic feet of natural gas per day. Sanctioning is expected to occur later this year, with first production expected in 2014. At the Caesar/Tonga project, Anadarko completed flow and reservoir tests on three wells. Each of the wells tested at flow rates of approximately 15,000 BOPD with high-quality (27º API gravity) oil.

EXPLORATION SUMMARY

Anadarko has mobilized the Discoverer Spirit drillship to begin the company’s 2011 exploration program in West Africa, following the drillship’s completion of the final test at Caesar/Tonga. This program includes the Montserrado exploration well in Liberia, as well as the Jupiter exploration well and Mercury appraisal well in Sierra Leone. In other deepwater exploration areas, Anadarko continued to delineate its large natural gas discoveries in Mozambique, and to advance appraisal activities in the Tweneboa/Enyenra area offshore Ghana. The company also recently began appraisal drilling in the Campos Basin offshore Brazil.

As previously announced by Diamond Offshore, Anadarko signed long-term contracts in the second quarter for two new-build drillships. The Ocean BlackHawk is expected to be delivered in late 2013, and the Ocean BlackHornet is expected to be delivered in early 2014. These new state-of-the-art rigs are designed to work in up to 12,000 feet of water, and each has been contracted for a term of five years. These new rigs will feature enhanced drilling capabilities and safety equipment designed to meet the highest specifications in the industry.

“We expect the next six to nine months to be the most active period of deepwater exploration and appraisal drilling in our company’s history,” said Hackett. “Our exploration program is designed to deliver upon our goal of discovering more than 500 million BOE of net risked resources this year. We are continuing to advance our deep inventory of high-impact prospects, and the new rig agreements reinforce our long-term commitment to the safety and success of our global exploration program.”

FINANCIAL SUMMARY

Anadarko reported total product revenues of approximately $3.5 billion during the second quarter of 2011, a 46-percent increase relative to the second quarter of 2010. The company ended the second quarter of 2011 with approximately $3.4 billion of cash on hand in addition to its five-year, $5 billion undrawn credit facility. As provided in the supplemental information to this release, Anadarko protected an additional 450,000 MMBtu per day of 2013 natural gas production, with three-way collars that have a middle floor of $5.00 per MMBtu and a ceiling of $6.57 per MMBtu.

OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on second-quarter 2011 activity. The report is available at www.anadarko.com on the Investor Relations page.

CONFERENCE CALL TOMORROW AT 9 A.M. CDT, 10 A.M. EDT

Anadarko will host a conference call on Tuesday, July 26, at 9 a.m. Central Daylight Time (10 a.m. Eastern Daylight Time) to discuss second-quarter results, current operations and the company’s outlook for the remainder of 2011. The dial-in number is 888.713.4205 in the United States or 617.213.4862 internationally. The confirmation number is 67183355. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

FINANCIAL DATA

Eight pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP financial measures provide useful information for investors.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2010, the company had approximately 2.42 billion barrels-equivalent of proved reserves, making it one of the world’s largest independent exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2010 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: Effective Jan. 1, 2010, the United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Anadarko uses certain terms in this news release, such as “net risked resources,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended Dec. 31, 2010, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attn: Investor Relations. This form may also be obtained by contacting the SEC at 1-800-SEC-0330.

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ANADARKO CONTACTS

MEDIA:

John Christiansen, john.christiansen@anadarko.com, 832.636.8736

Brian Cain, brian.cain@anadarko.com, 832.636.3404

INVESTORS:

John Colglazier, john.colglazier@anadarko.com, 832.636.2306

Clay Gaspar, clay.gaspar@anadarko.com, 832.636.2541

Wayne Rodrigs, wayne.rodrigs@anadarko.com, 832.636.2305

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended June 30, 2011
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$178	$114	$0.22

Gains (losses) on divestitures, net	(94)	(79)	(0.16)

Impairments	(102)	(66)	(0.13)

Change in uncertain tax positions (FIN48)	—	3	0.01

	$(18)	$(28)	$(0.06)

*

For the quarter ended June 30, 2011, before-tax unrealized gains (losses) on derivatives, net includes $316 million related to commodity derivatives, $(142) million related to other derivatives, and $4 million related to gathering, processing, and marketing sales.

	Quarter Ended June 30, 2010
millions except per-share amounts	Before Tax	After Tax	Per Share (diluted)

Unrealized gains (losses) on derivatives, net*	$(305)	$(195)	$(0.39)

Gains (losses) on divestitures, net	2	1	—

Impairments	(115)	(73)	(0.15)

Change in uncertain tax positions (FIN48)	—	(17)	(0.03)

	$(418)	$(284)	$(0.57)

*

For the quarter ended June 30, 2010, before-tax unrealized gains (losses) on derivatives, net includes $103 million related to commodity derivatives, $(406) million related to other derivatives, and $(2) million related to gathering, processing, and marketing sales.

Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of cash provided by operating activities (GAAP) to discretionary cash flow from operations and free cash flow (non-GAAP), and net income (loss) attributable to common stockholders (GAAP) to adjusted net income (loss) (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management uses discretionary cash flow from operations and free cash flow to demonstrate the Company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. Management uses adjusted net income (loss) to evaluate the Company’s operational trends and performance.

	Quarter Ended June 30,		Six Months Ended June 30,
millions	2011	2010	2011	2010

Net cash provided by operating activities	$1,837	$1,566	$3,126	$2,883

Add back:

Change in accounts receivable	284	(32)	535	(5)

Change in accounts payable and accrued expenses	(418)	(52)	(241)	229

Change in other items—net	135	(204)	92	(299)

Discretionary cash flow from operations	$1,838	$1,278	$3,512	$2,808

Anadarko Petroleum Corporation

Reconciliation of GAAP to Non-GAAP Measures

	Per Share	Per Share	Per Share	Per Share

	Quarter Ended June 30,		Six Months Ended June 30,

millions	2011	2010	2011	2010

Discretionary cash flow from operations	$1,838	$1,278	$3,512	$2,808

Less: Capital expenditures*	1,721	1,367	3,308	2,606

Free cash flow	$117	$(89)	$204	$202

*    Includes Western Gas Partners, LP (WES) capital expenditures of $21 million and $47 million for the three months ended June 30, 2011, and 2010, respectively, and $338 million and $51 million for the six months ended June 30, 2011, and 2010, respectively.

	Quarter Ended June 30, 2011		Quarter Ended June 30, 2010

millions except per-share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)

Net income (loss) attributable to common stockholders	$544	$1.08	$(40)	$(0.08)

Less: Certain items affecting comparability	(28)	(0.06)	(284)	(0.57)

Adjusted net income (loss)	$572	$1.14	$244	$0.49

Presented below is a reconciliation of total debt (GAAP) to net debt (non-GAAP). Management uses net debt as a measure of the Company’s outstanding debt obligations that would not be readily satisfied by its cash and cash equivalents on hand.

millions	June 30, 2011

Total debt	$13,226

Less: Cash and cash equivalents	3,406

Net debt	$9,820

Net debt	$9,820

Stockholders’ equity	21,471

Adjusted capitalization	$31,291

Net debt to adjusted capitalization ratio	31%

Anadarko Petroleum Corporation

(Unaudited)

	$000000	$000000	$000000	$000000
Summary Financial Information	Quarter Ended June 30,		Six Months Ended June 30,
millions except per-share amounts	2011	2010	2011	2010
Consolidated Statements of Income
Revenues and Other
Natural-gas sales	$870	$802	$1,724	$1,883
Oil and condensate sales	2,236	1,338	4,043	2,840
Natural-gas liquids sales	370	235	703	509
Gathering, processing, and marketing sales	258	188	488	461
Gains (losses) on divestitures and other, net	(58)	41	(29)	50
Total	3,676	2,604	6,929	5,743
Costs and Expenses
Oil and gas operating	236	196	468	383
Oil and gas transportation and other*	207	196	416	387
Exploration	236	198	415	353
Gathering, processing, and marketing	205	149	376	332
General and administrative	291	203	526	413
Depreciation, depletion, and amortization	985	902	1,970	1,883
Other taxes	413	268	757	569
Impairments	102	115	104	127
Total	2,675	2,227	5,032	4,447
Operating Income (Loss)	1,001	377	1,897	1,296
Other (Income) Expense
Interest expense	216	200	436	424
(Gains) losses on commodity derivatives, net	(343)	(264)	(87)	(852)
(Gains) losses on other derivatives, net	144	406	85	435
Other (income) expense, net	(18)	14	(42)	23
Total	(1)	356	392	30
Income (Loss) Before Income Taxes	1,002	21	1,505	1,266
Income Tax Expense (Benefit)	440	49	706	566
Net Income (Loss)	$562	$(28)	$799	$700
Net Income Attributable to Noncontrolling Interests	18	12	39	24
Net Income (Loss) Attributable to Common Stockholders	$544	$(40)	$760	$676
Per Common Share:
Net income (loss) attributable to common stockholders—basic	$1.09	$(0.08)	$1.52	$1.36
Net income (loss) attributable to common stockholders—diluted	$1.08	$(0.08)	$1.51	$1.35
Average Number of Common Shares Outstanding—Basic	498	495	497	494
Average Number of Common Shares Outstanding—Diluted	500	495	499	496

Exploration Expense
Dry hole expense	$42	$17	$58	$42
Impairments of unproved properties	95	114	169	202
Geological and geophysical expense	52	25	100	28
Exploration overhead and other	47	42	88	81
Total	$236	$198	$415	$353

*	For the three and six months ended June 30, 2010, oil and gas transportation and other expenses includes $12 million related to force majeure invoked on contracted deepwater drilling rigs in the Gulf of Mexico.

Anadarko Petroleum Corporation

(Unaudited)

	December 31,	December 31,	December 31,	December 31,
Summary Financial Information	Quarter Ended June 30,		Six Months Ended June 30,
millions	2011	2010	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$562	$(28)	$799	$700
Depreciation, depletion, and amortization	985	902	1,970	1,883
Deferred income taxes	185	(251)	258	(97)
Dry hole expense and impairments of unproved properties	137	131	227	244
Impairments	102	115	104	127
(Gains) losses on divestitures, net	18	(2)	18	(15)
Unrealized (gains) losses on derivatives, net	(178)	305	75	(240)
Other	27	106	61	206
Discretionary Cash Flow from Operations	1,838	1,278	3,512	2,808
(Increase) decrease in accounts receivable	(284)	32	(535)	5
Increase (decrease) in accounts payable and accrued expenses	418	52	241	(229)
Other items—net	(135)	204	(92)	299
Net Cash Provided by Operating Activities	$1,837	$1,566	$3,126	$2,883

Capital Expenditures	$1,721	$1,367	$3,308	$2,606

millions			June 30, 2011	December 31, 2010
Condensed Balance Sheets
Cash and cash equivalents			$3,406	$3,680
Other current assets			3,464	2,995
Net properties and equipment			38,343	37,957
Other assets			1,568	1,616
Goodwill and other intangible assets			5,836	5,311
Total Assets			$52,617	$51,559
Current debt			$425	$291
Other current liabilities			3,702	3,823
Long-term debt			12,801	12,722
Other long-term liabilities			13,341	13,284
Stockholders’ equity			21,471	20,684
Noncontrolling interests			877	755
Total Liabilities and Equity			$52,617	$51,559
Capitalization
Total debt			$13,226	$13,013
Stockholders’ equity			21,471	20,684
Total			$34,697	$33,697
Capitalization Ratios
Total debt			38%	39%
Stockholders’ equity			62%	61%

Anadarko Petroleum Corporation

(Unaudited)

Sales Volumes and Prices

	Average Daily Volumes			Sales Volumes			Average Sales Price
	Natural Gas MMcf/d	Crude Oil & Condensate MBbls/d	NGLs MBbls/d	Natural Gas Bcf	Crude Oil & Condensate MMBbls	NGLs MMBbls	Natural Gas Per Mcf	Crude Oil & Condensate Per Bbl	NGLs Per Bbl

Quarter Ended June 30, 2011
United States	2,326	134	72	212	12	6	$4.11	$104.68	$56.21
Algeria		58			5			115.93
Other International		33			3			114.29

Total	2,326	225	72	212	20	6	$4.11	$108.99	$56.21

Quarter Ended June 30, 2010
United States	2,324	130	66	212	12	6	$3.79	$73.89	$39.05
Algeria		53			5			75.51
Other International		15			1			76.18

Total	2,324	198	66	212	18	6	$3.79	$74.49	$39.05

Six Months Ended June 30, 2011
United States	2,369	133	74	429	24	13	$4.02	$98.23	$52.47
Algeria		57			10			107.44
Other International		29			5			108.81

Total	2,369	219	74	429	39	13	$4.02	$102.04	$52.47

Six Months Ended June 30, 2010
United States	2,358	133	66	427	24	12	$4.41	$74.45	$42.80
Algeria		61			11			75.81
Other International		15			3			74.68

Total	2,358	209	66	427	38	12	$4.41	$74.86	$42.80

	Average Daily Volumes MBOE/d	Sales Volumes MMBOE

Quarter Ended June 30, 2011	685	62
Quarter Ended June 30, 2010	651	59

Six Months Ended June 30, 2011	688	124
Six Months Ended June 30, 2010	668	121

Sales Revenue and Commodity Derivatives
	Sales			Commodity Derivatives Gain (Loss)

		Crude Oil &		Natural Gas		Crude Oil & Condensate		NGLs
millions	Natural Gas	Condensate	NGLs	Realized	Unrealized	Realized	Unrealized	Realized	Unrealized

Quarter Ended June 30, 2011
United States	$870	$1,279	$370	$71	$(14)	$(44)	$330	$—	$—
Algeria		613				—	—
Other International		344

Total	$870	$2,236	$370	$71	$(14)	$(44)	$330	$—	$—

Quarter Ended June 30, 2010
United States	$802	$872	$235	$163	$(166)	$(4)	$261	$—	$—
Algeria		364				2	8
Other International		102

Total	$802	$1,338	$235	$163	$(166)	$(2)	$269	$—	$—

Six Months Ended June 30, 2011
United States	$1,724	$2,359	$703	$143	$(61)	$(56)	$55	$—	$—
Algeria		1,104				(3)	9
Other International		580

Total	$1,724	$4,043	$703	$143	$(61)	$(59)	$64	$—	$—

Six Months Ended June 30, 2010
United States	$1,883	$1,807	$509	$182	$400	$(5)	$256	$—	$—
Algeria		834				5	14
Other International		199

Total	$1,883	$2,840	$509	$182	$400	$—	$270	$—	$—

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of July 25, 2011

	3rd Qtr Guidance			Total Year Guidance

	Units			Units

Total Sales (MMBOE)	58	-	61	244	-	248

Crude Oil (MBbl/d):	197	-	210	215	-	219

United States	119	-	125	127	-	129
Algeria	53	-	56	55	-	56
Other International	25	-	29	33	-	35

Natural Gas (MMcf/d):

United States	2,225	-	2,275	2,300	-	2,350

Natural Gas Liquids (MBbl/d):

United States	68	-	72	70	-	72

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	2.00	-	3.00	2.50	-	3.50

United States	0.00	-	(2.00)	(1.00)	-	(2.00)
Algeria	10.00	-	12.00	10.00	-	11.00
Other International	8.00	-	10.00	9.00	-	10.00

Natural Gas ($/Mcf):

United States	(0.15)	-	(0.25)	(0.15)	-	(0.25)

Anadarko Petroleum Corporation

Financial and Operating External Guidance

As of July 25, 2011

	3rd Qtr Guidance			Total Year Guidance

	$ MM			$ MM
Other Revenues:
Marketing and Gathering Margin	45	-	65	220	-	260
Minerals and Other	25	-	35	60	-	80

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Direct Operating	3.90	-	4.20	3.80	-	4.20
Oil & Gas Transportation/Other	3.30	-	3.55	3.30	-	3.55
Depreciation, Depletion and Amortization	15.50	-	15.80	15.60	-	15.80
Production Taxes (% of Revenue)	11.5%	-	12.5%	11.0%	-	12.0%

	$ MM			$ MM

General and Administrative	260	-	280	1,050	-	1,100
Exploration Expense
Non-Cash	160	-	210	600	-	700
Cash	95	-	120	350	-	400
Interest Expense (net)	200	-	220	840	-	850
Other (Income) Expense	-	-	20	20	-	40

Tax Rate

Algeria (All Current)	55%	-	65%	55%	-	65%
Rest of Company (All Current for 3Q and 35% for FY)	35%	-	45%	35%	-	45%

Avg. Shares Outstanding (MM)

Basic	497	-	499	497	-	499
Diluted	499	-	501	499	-	501

	$ MM			$ MM
Capital Investment *

Capital Expenditures	1,400	-	1,600	6,060	-	6,450
Capitalized Interest	35	-	45	140	-	150

* Excludes Western Gas Partners , LP (WES)

	Floor Purchased	Floor Purchased	Floor Purchased	Floor Purchased
Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of July 25, 2011

	Volume	Weighted Average Price per MMBtu
	(thousand MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
2011	480	$ 5.00	$ 6.50	$ 8.29
2012	500	$ 5.00	$ 6.50	$ 9.03
2013	450	$ 4.00	$ 5.00	$ 6.57

Fixed Price - Financial
2011	90	$ 6.17

		Weighted Average Price per barrel
	Volume (MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
2011	126	$ 64.29	$ 79.29	$ 99.95
2012	2	$ 35.00	$ 50.00	$ 92.50

	MMBtu/d)	MMBtu/d)

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of July 25, 2011
	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
2011
Mid Continent	15	$ (0.76)
Rocky Mountains	30	$ (2.22)

	45	$ (1.74)

Interest Rate Derivatives
As of July 25, 2011

Instrument	Notional Amt.	Start Date	Maturity	Rate Paid	Rate Received

Swap	$750 Million	Oct-2011	Oct-2021	4.72%	3M LIBOR
Swap	$1,250 Million	Oct-2011	Oct-2041	4.83%	3M LIBOR
Swap	$250 Million	Oct-2012	Oct-2022	4.91%	3M LIBOR
Swap	$750 Million	Oct-2012	Oct-2042	4.80%	3M LIBOR